TEMPORARY WAIVER AND CONSENT AND

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS TEMPORARY WAIVER AND CONSENT THIRD AMENDMENT TO CREDIT AGREEMENT (this "Agreement") is made as of December 4, 2019, by and among AEROCENTURY CORP., a Delaware corporation (“Borrower”), the Lenders (defined below) and MUFG UNION BANK, N.A., as agent for the Lenders (in such capacity, "Agent"), with reference to the following recitals:

RECITALS

A. Borrower, JetFleet Holding Corp., a California corporation (“Holding Guarantor”), and JetFleet Management Corp., a California corporation (“Management Guarantor” and together with Holding Guarantor, collectively the “Guarantors”), on the one hand, and Agent and the lenders (collectively, the “Lenders”) under that certain Third Amended and Restated Credit Agreement dated as of February 19, 2019 (as amended by that First Amendment of Forbearance Agreement and First Amendment to Credit Agreement dated as of November 13, 2019 (the “First Amendment”) and that Second Amendment to Credit Agreement and Consent for Sale of Collateral dated as of November 26, 2019 (the “Second Amendment”), and as may be further amended, extended, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), on the other hand, are parties to that certain Forbearance Agreement dated as of October 28, 2019, as amended pursuant to the First Amendment (as may be further amended, extended, renewed, supplemented or otherwise modified from time to time, the “Forbearance Agreement”).

B. Pursuant to the Second Amendment, a Restricted Account (as defined therein) was established with MUFG Union Bank, N.A., in its capacity as a depository bank and proceeds of the sale of certain Collateral were deposited therein. The Second Amendment provided that, during the Forbearance Period (defined in the Forbearance Agreement), Agent and the Lenders may consider requests by Borrower for disbursements from the Restricted Account in accordance with the procedure outlined therein to fund Borrower’s Liquidity Needs (defined in the Second Amendment) identified in a Cash Flow Budget that is approved by the Lenders.

C. On November 27, 2019, Borrower delivered to Agent that certain Compliance Certificate covering the Fiscal Quarter ending September 30, 2019 (“Q3 Compliance Certificate”). The Q3 Compliance Certificate disclosed violation of several financial covenants (“Q3 Events of Default”). The Q3 Events of Default include the following Events of Default that are Specified Defaults: Borrower’s failure to maintain for the third Fiscal Quarter of 2019 (i) Minimum Recourse Debt Interest Coverage Ratio of at least 2.25x as required by Section 6.15.4 of the Credit Agreement, (ii) Minimum Recourse Debt Service Coverage Ratio of at least1.05x as required by Section 6.15.5 of the Credit Agreement, and (iii) no net loss as required by Section 6.15.7 of the Credit Agreement. However, in addition to the foregoing, the Q3 Compliance Certificate discloses the following additional Events of Default (the “New Events of Default”): Borrower’s failure to maintain for the third Fiscal Quarter of 2019: (a) Interest Coverage Ratio of at least 2.25x as required by Section 6.15.2 of the Credit Agreement, (b) Debt Service Coverage Ratio of at least 1.05x as required by Section 6.15.3 of the Credit Agreement, and (c) Minimum Tangible Net Worth as required by Section 6.15.6 of the Credit Agreement. The Specified Defaults described in the Forbearance Agreement and the New Events of Defaults are referred to collectively herein as the “Existing Defaults”.

D. Each of the New Event of Default constitutes a Forbearance Termination Event (as defined in the Forbearance Agreement), thereby causing the occurrence of a Forbearance Termination Date on November 27, 2019. On December 3, 2019, Agent delivered to Borrower and Guarantors a notice of default and reservation of rights letter providing notice of the occurrence of the Forbearance Termination Date and reservation of the respective rights and remedies of Agent, Lenders and MUFG LTD, which notice is acknowledged by Borrower and Guarantors as proper and valid.

E. Borrower has requested that, notwithstanding the occurrence of the Forbearance Termination Date, (a) Agent and Lenders (i) grant a temporary waiver of the Existing Defaults, (ii) consider for approval the Cash Flow Budget delivered to Lenders on November 27, 2019 (the “November 27 Budget”) and (iii)  to the extent the November 27 Budget is approved by the Lenders, permit the disbursement from the Restricted Account to cover Borrower’s Liquidity Needs for the week ending December 6th, and (b) MUFG Bank, Ltd. (“MUFG LTD”) grant a temporary waiver of any event of default under the Swap Contracts (defined in the Forbearance Agreement) resulting from the Existing Defaults (the “Swap Default”).

F. While under no obligations to do so, Agent, Lenders and MUFG LTD have agreed to the foregoing request on the terms set forth herein. Additionally, Lenders have agreed to make certain modifications to the Credit Agreement on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto represent, warrant and agree as follows:

1. Recitals. The recitals set forth above are true and correct and are hereby incorporated herein.

2. Defined Terms. Unless stated otherwise, any and all initially-capitalized terms used in this Agreement not defined herein shall have the respective meanings specified in the Credit Agreement and/or Forbearance Agreement, as applicable.

3. Temporary Waiver; Consent.

(a) Subject to the terms of this Agreement, until the date (“Waiver Termination Date”) that is the earlier to occur of (i) 11:59 p.m. (New York Time) on December 12, 2019 and (ii) the date of the occurrence of a Waiver Default (as defined below), the Lenders hereby agree to temporarily waive the Q3 Events of Default and MUFG LTD hereby agrees to temporarily waive the Swap Default. The waiver set forth in this Section 3(a) is temporary in nature and the Existing Defaults and the Swap Default shall, unless otherwise agreed to in writing by the Requisite Lenders and MUFG LTD, respectively, be immediately and automatically reinstated on the Waiver Termination Date and shall constitute an “Event of Default” under the Credit Agreement and the other Loan Documents and the Swap Contracts. The waiver by the Lenders and MUFG LTD described above is contingent upon the satisfaction of the conditions precedent set forth below and is limited to the Existing Defaults and the Swap Default, as applicable. This waiver is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of the Existing Defaults, the Swap Default or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents or a waiver of any Default or Event of Default that may hereafter occur. The Lenders and MUFG LTD reserve their respective right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document and the Swap Contracts, as applicable.

(b) Borrower and each Guarantor hereby agrees and acknowledges that (i) the Existing Defaults and Swap Default have not been permanently waived as a result of this Agreement and that such waiver is temporary in nature, and (ii) concurrent with the Waiver Termination Date, all rights and remedies of the Lenders and MUFG LTD enjoined as a result of this Section 3 shall, unless otherwise agreed to in writing by the Requisite Lenders and MUFG LTD, respectively, be reinstated.

(c) The following shall constitute a “Waiver Default” under this Agreement: (i) the failure of Borrower or any Guarantor to comply with any covenant or agreement contained in this Agreement; (ii) any representation or warranty contained in this Agreement shall be incorrect in any material respect; or (iii) the existence of any Default or Event of Default (other than the Existing Defaults).

(d) Notwithstanding the occurrence of the Forbearance Termination Date or any provision of the Credit Agreement or the Forbearance Agreement, Lenders hereby (i) agree to consider for approval the November 27 Budget, (ii) approve the November 27 Budget for the limited purpose of making disbursements from the Restricted Account to fund Borrower’s Liquidity Needs identified therein through the week ending December 6th, and (iii) authorize Agent to disburse funds from the Restricted Account to fund Borrower’s Liquidity Needs described in the November 27 Budget for the week ending December 6, 2019. For clarity, (i) disbursements after the week ending December 6th from the Restricted Account may not resume unless and until such time as agreed to by all the Lenders in writing and (ii) nothing herein shall be deemed to constitute a Lender consent of the sale of the aircraft bearing manufacturer’s serial number 454 projected in the November 27 Budget for the week ending December 13th.

4. Amendment to Credit Agreement. The Credit Agreement shall be amended as follows:

(a) The definitions of “Revolving Commitment” and “Maximum Amount” shall each be deleted and the following new definitions shall substitute thereof:

“Revolving Commitment” means, subject to Section 2.8, Eighty Five Million and 00/100 Dollars ($85,000,000.00). The respective Pro Rata Shares of the Lenders with respect to the Revolving Commitment are set forth in Schedule A.

“Maximum Amount” means Eighty Five Million and 00/100 Dollars ($85,000,000.00), or such other decreased amount as provided for under Sections 2.8 of this Agreement.

(b) All references to “Revolving Commitment”, the “Maximum Amount”, the “Revolving Loans” or such similar terms describing the amount of the Credit Facility in the Credit Agreement and the other Loan Documents shall be amended to be references to such respective terms in the amount of $85,000,000.

(c) Schedule A to the Credit Agreement shall be amended and replaced with Schedule A attached hereto.

(d) Section 2.18 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

2.18.
Reserved.

5. Representations and Warranties. Each of Borrower and Guarantors represents and warrants that (a) after giving effect to this Agreement, except for the representations and warranties which are made only as of a prior date, the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all respects as of the Effective Date, as if made on and as of such date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of such Person and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes a legal, valid, and binding obligation of such Person enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Loan Documents are valid and subsisting and secure Borrower’s and such Person’s obligations under the Loan Documents.

6. Conditions Precedent. This Agreement shall become effective on the date (the “Effective Date”) each of the following conditions shall have been satisfied or waived by Agent in its sole discretion:

(a) This Agreement. Agent shall have received this Agreement, duly executed by Borrower, Guarantors and all the Lenders.

(b) No Default. Upon giving effect to this Agreement, there shall be no Default or Event of Default (other than the Existing Defaults).

(c) Representations and Warranties. The representations and warranties in this Agreement shall be true and correct in all material respects.

7. Reaffirmation; Loan Documents Unaffected. Each of Borrower and Guarantors hereby reaffirms all of its respective Obligations under the Loan Documents, and acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Credit Agreement, the Notes or under any Loan Document. This Agreement shall constitute a Loan Document under the Credit Agreement. Any provision of any Loan Document which applies to Loan Documents generally shall apply to this Agreement. There are no promises or inducements that have been made to any party hereto to cause such party to enter into this Agreement other than those that are set forth in this Agreement. Except as otherwise specifically amended hereby, all provisions of the Credit Agreement and the other Loan Documents (including the Forbearance Agreement) shall remain in full force and effect and be unaffected hereby.

8. No Course of Dealing. Each of Borrower and Guarantor acknowledges and agrees that, (a) this Agreement is not intended to, nor shall it, establish any course of dealing between Borrower, Guarantor, Agent and the Lenders that is inconsistent with the express terms of the Credit Agreement or any other Loan Document (including the Forbearance Agreement), (b) notwithstanding any course of dealing between Borrower, Guarantors, Agent and the Lenders prior to the date hereof, except as set forth herein, the Lenders shall not be obligated to make any Loan or permit the use of their cash collateral, and (c) nothing herein shall be deemed to obligate Agent or any Lender to forbear from exercising any of its rights or remedies as a result of any Default or Event of Default, including the Specified Defaults or the Events of Default disclosed in the Q3 Compliance Certificate.

9. No Waiver. Each of Borrower and Guarantors acknowledges and agrees that, other than as expressly set forth in Section 3(a), this Agreement shall not operate as a waiver of any right, power or remedy of Agent or the Lenders under the Credit Agreement or any Loan Document, nor shall it constitute a continuing waiver at any time and (b) nothing herein shall be deemed to constitute a waiver of any Default or Event of Default and, nothing herein shall in any way prejudice the rights and remedies of Agent or the Lenders under the Credit Agreement, any Loan Document (including the Forbearance Agreement) or applicable law

10. General Release. Each of Borrower and Guarantors, on behalf of itself and on behalf of its Subsidiaries, successors, assigns, legal representatives and financial advisors (collectively, the “Releasing Parties”), hereby releases, acquits and forever discharges Agent, the Lenders and each of their respective past and present directors, officers, employees, agents, attorneys, affiliates, predecessors, successors, administrators and assigns (the “Released Parties”) of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation whatsoever heretofore or hereafter arising from any events or occurrences, or anything done, omitted to be done, or allowed to be done by any of the Released Parties, on or before the date of execution of this Agreement, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, including, without limitation, any of the same arising from or related to anything done, omitted to be done, or allowed to be done by any of the Released Parties and in any way connected with this Agreement or any of the other Loan Documents, any other credit facilities provided or not provided, any advances made or not made, or any past or present deposit or other accounts of any Releasing Party with any Released Party and the handling of the same by any Released Party, including, without limitation, the manner and timing in which items were deposited or credited thereto or funds transferred therefrom or made available to any of the Releasing Parties, the honoring or returning of any checks drawn on any account, and any other dealings between the Releasing Parties and the Released Parties (the “Released Matters”). Releasing Parties each further agree never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding based in whole or in part upon the Released Matters. In furtherance of this general release, Releasing Parties each acknowledge and waive the benefits of California Civil Code Section 1542 (and all similar ordinances and statutory, regulatory, or judicially created laws or rules of any other jurisdiction), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Releasing Parties each agree that this waiver and release is an essential and material of this Agreement, and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages to or of any Releasing Parties in connection with the Released Matters. Each Releasing Party represents and warrants that it has not purported to convey, transfer or assign any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of the Released Matters. Releasing Parties each also understand that this release shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated. Releasing Parties each have consulted with legal counsel prior to signing this release, or had an opportunity to obtain such counsel and knowingly chose not to do so, and each Releasing Party executes such release voluntarily, with the intention of fully and finally extinguishing all Released Matters.

11. APPLICABLE LAW. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE FORBEARANCE AGREEMENT (AS AMENDED BY THIS AGREEMENT) OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13. Review And Construction Of Documents. Each party hereto hereby acknowledges, and represents and warrants to the other parties hereto, that:

(a) it has had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Agreement with legal counsel;

(b) it has carefully reviewed this Agreement and fully understands all terms and provisions of this Agreement;

(c) it has freely, voluntarily, knowingly, and intelligently entered into this Agreement of its own free will and volition;

(d) none of the Lenders or Agent have a fiduciary relationship with any Obligor and the Obligor does not have a fiduciary relationship with Agent or the Lenders, and the relationship between the Lenders or Agent, on the one hand, and Obligor, on the other hand, is solely that of creditor and debtor; and

(e) no joint venture exists among Obligor and the Lenders or Agent.

14. Entire Agreement. This Agreement and the other agreements referred to herein constitute all of the agreements among the parties relating to the matters set forth herein and supersede all other prior or concurrent oral or written letters, agreements or understandings with respect to the matters set forth herein.

15. Further Assurances. Borrower agrees to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be reasonably requested by Agent and necessary or reasonably advisable to carry out the intents and purposes of this Agreement.

16. Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall constitute one and the same Agreement. The facsimile or email (PDF) signature of any party executing this Agreement shall be binding upon such party and may be relied upon by all other parties hereto.

[SIGNATURE PAGES FOLLOW]

1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER: AEROCENTURY CORP., a Delaware corporation By: __________________________________ Name: ___________________________ Title: ___________________________

ACKNOWLEDGED AND AGREED TO BY: JETLEET HOLDING CORP., a California corporation By:__________________________________ Name:___________________________ Title:___________________________
JETFLEET MANAGEMENT CORP.,a California corporation By:__________________________________ Name:___________________________ Title:___________________________
S-1

AGENT AND LENDER:
MUFG UNION BANK, N.A.

By:
Name:
Title

MUFG LTD (with respect to Section 3(a)):
MUFG BANK, LTD.
By:
Name:
Title

LENDER:
UMPQUA BANK
By:
Name:
Title

LENDER:

ZIONS BANCORPORATION, N.A. (fka ZB, N.A.) dba CALIFORNIA BANK AND TRUST
By:
Name:
Title

LENDER:

U.S. BANK NATIONAL ASSOCIATION
By:
Name:
Title

LENDER:
COLUMBIA STATE BANK
By:
Name:
Title

S-2

Schedule A

Revolving Commitment

Lender	Commitment	Pro Rata Share
MUFG Union Bank, N.A.	$21,689,655.17	25.5172413793%
Umpqua Bank	$20,517,241.38	24.1379310345%
Zions Bancorporation, N.A. (fka ZB, N.A.) dba California Bank & Trust	$17,586,206.90	20.6896551724%
U.S. Bank National Association	$16,413,793.10	19.3103448276%
Columbia State Bank	$8,793,103.45	10.3448275862%
TOTAL:	$85,000,000.00	100.0000000000%

Schedule A